                                                                    EXHIBIT 99.2

                                                  Notarial Deed A.Prot. 2003/[ ]
                                                              dated 30 June 2003
                          of the Notary Dr. Alexander Gutmans, Basel/Switzerland

                                  NOTARIAL DEED

                        SHARE SALE AND TRANSFER AGREEMENT

Negotiated at Basel/Switzerland this 30th (thirtieth) day of June 2003 (two thousand and three).

Before me, the undersigned Notary Public

                              DR. ALEXANDER GUTMANS

at Basel/Switzerland appeared today:

1. Dr. Ulf Renzenbrink, born on July 9, 1970, Rechtsanwalt, with business address at Potsdamer Platz 1, 10785 Berlin, identified by his German identity card, who declared that he is not acting in his own name but as attorney-in-fact solely for and on behalf of:

1.1 Alliance Holding Company, 6601 South Bermuda Road, Las Vegas, NV 89119-3605, U.S.A.,

1.2 Alliance Gaming Corporation, 6601 South Bermuda Road, Las Vegas, NV 89119-3605, U.S.A.,

1.3      Alliance Automaten GmbH & Co. KG, Maybachufer 48 - 51, 12045 Berlin,
         Germany,

1.4 Alliance Automaten Verwaltungs GmbH, Maybachufer 48 - 51, 12045 Berlin, Germany,

1.5 Bally Wulff Automaten GmbH, Maybachufer 48 - 51, 12045 Berlin, Germany, and

1.6      Bally Wulff Vertriebs GmbH, Sokelantstrasse 35, 30165 Hannover, Germany

on the basis of the respective powers of attorney, the originals of which are attached hereto,

2. Frank Becker, born on June 18, 1971, Rechtsanwalt, with business address at Mainzer Landstrasse 46, 60325 Frankfurt/Main, Germany, identified by his German identity card, who declared that he is not acting in his own name but as attorney-in-fact solely for and on behalf of

2.1 Blitz 02-099 GmbH, with its seat in Munich, registered in the commercial register of the local court in Munich under HRB 144382,

2.2 Blitz 03-1066 GmbH, with its seat in Munich, registered in the commercial register of the local court in Munich under HRB 147312,

on the basis of the respective powers of attorney, the originals of which have been presented to the notary and copies of which are herewith certified and attached hereto.

The Notary explained the provisions of Section 233 Paragraph 1 No. 4 of the Introductory Act of the Canton Basel-City relating to the Swiss Civil Code (Einfuhrungsgesetz zum Zivilgesetzbuch), which provision corresponds to the so-called Vorbefassungsverbot within the meaning of Section 3 Paragraph 1 No. 7 German Notarization Act (Beurkundungsgesetz). The Notary states that he himself and his law firm have not been involved in the matter at hand within the meaning of said provisions. On being questioned as to whether there had been any prior involvement of the Notary within the meaning of the above provisions, the persons appearing affirmed that this was not the case.

The persons appearing requested that their declarations be recorded in the English language. The Notary has a good command of the English language. At his request, the persons appearing herein confirm for the record that they have a good command of the English language sufficient to follow and fully comprehend the recorded text, a statement which coincides with the Notary's impression gained by conversing with them in that language.

The persons appearing thereafter requested the Notary to notarize the following

                        SHARE SALE AND TRANSFER AGREEMENT

                                (the "AGREEMENT")

by and among

1.       Alliance Holding Company
         6601 South Bermuda Road
         Las Vegas, NV 89119-3605
         U.S.A.

                                       (hereinafter referred to as the "SELLER")

and

2.       Alliance Gaming Corporation
         6601 South Bermuda Road
         Las Vegas, NV 89119-3605
         U.S.A.

                                    (hereinafter referred to as the "GUARANTOR")

and

3.       Alliance Automaten GmbH & Co. KG
         Maybachufer 48 - 51
         12045 Berlin
         Germany

                                               (hereinafter referred to as "KG")

and

4.       Alliance Automaten Verwaltungs GmbH
         Maybachufer 48 - 51
         12045 Berlin
         Germany

                                      (hereinafter referred to as "VERWALTUNGS")

and

5.       Bally Wulff Automaten GmbH
         Maybachufer 48 - 51
         12045 Berlin
         Germany

                                        (hereinafter referred to as "AUTOMATEN")

and

6.       Bally Wulff Vertriebs GmbH
         Sokelantstrasse 35
         30165 Hannover
         Germany

                                        (hereinafter referred to as "VERTRIEBS")

and

7.          Blitz 02-099 GmbH
            c/o Heide Roesler
            -----------------------------
            AM Platzl 4
            80331 Munich
            Germany

                                  (hereinafter referred to as the "PURCHASER 1")

8.          Blitz 03-1066 GmbH
            c/o Heide Roesler
            -----------------------------
            AM Platzl 4
            80331 Munich
            Germany

                                  (hereinafter referred to as the "PURCHASER 2")

          (Purchaser 1 and Purchaser 2 are hereinafter collectively referred to as the "PURCHASERS",and each of them individually as a "PURCHASER")

                                TABLE OF CONTENTS

CONTENT                                                                                                                  PAGE
Index of Definitions...................................................................................................    9

Index of Exhibits......................................................................................................   12

Recitals...............................................................................................................   14

1.          Object of Sale and Purchase; Transaction Structure.........................................................   15

1.1         THE KG INTEREST AND THE VERWALTUNGS SHARE..................................................................   15

1.2         VERTRIEBS SHAREHOLDER LOAN.................................................................................   15

1.3         TRANSACTION STRUCTURE......................................................................................   15

2.          Interests in Other Entities; Existing Security and Collateral..............................................   16

2.1         INTERESTS IN OTHER ENTITIES................................................................................   16

2.2         CERTAIN TERMS DEFINED......................................................................................   17

2.3         EXISTING SECURITY AND COLLATERAL...........................................................................   17

3.          Matters Relating to BGI....................................................................................   18

3.1         RESPONSIBILITY.............................................................................................   18

3.2         CLAIMS OF BALLY WULFF GROUP ENTITIES AGAINST BGI...........................................................   18

4.          Sale, Purchase and Transfer of the KG Interest and the Verwaltungs Share...................................   19

4.1         SALE AND PURCHASE..........................................................................................   19

4.2         CONDITION PRECEDENT........................................................................................   19

4.3         PARTNERSHIP ACCOUNTS; RIGHTS TO PROFITS....................................................................   19

5.          Profit from IP Transaction.................................................................................   20

6.          Payment or Sale and Purchase of Intercompany Accounts Receivable...........................................   20

6.1         PAYMENT OF INTERCOMPANY ACCOUNTS RECEIVABLE................................................................    20

6.2         SALE AND PURCHASE..........................................................................................    20

6.3         TAX GUARANTEE AND ESCROW...................................................................................    21

7.          Share Purchase Price.......................................................................................    22

7.1         PURCHASE PRICE FOR THE KG INTEREST AND THE VERWALTUNGS SHARE...............................................    22

7.2         GUARANTEE FOR THE PURCHASE PRICE...........................................................................    22

7.3         TREATMENT OF PAYMENTS......................................................................................    22

8.          Closing....................................................................................................    23

8.1         DEFINITION.................................................................................................    23

8.2         TRANSACTIONS IMMEDIATELY FOLLOWING THE CLOSING.............................................................    23

8.3         RIGHTS OF RESCISSION.......................................................................................    23

9.          Seller's Representations...................................................................................    25

9.1         PRINCIPLE..................................................................................................    25

9.2         SELLER'S REPRESENTATIONS SPECIFIED.........................................................................    26

9.3         SELLER'S KNOWLEDGE.........................................................................................    32

10.         Content and Nature of Seller's Representations; Remedies...................................................    32

10.1        CONTENT AND NATURE OF SELLER'S REPRESENTATIONS.............................................................    32

10.2        RESTITUTION IN KIND; MONETARY DAMAGES......................................................................    32

10.3        LIMITATION PERIOD..........................................................................................    34

10.4        THRESHOLDS FOR AND CAPS ON SELLER'S LIABILITY..............................................................    34

10.5        GUARANTOR'S SURETYSHIP.....................................................................................    35

10.6        INFORMATION AND PARTICIPATION RIGHTS.......................................................................    36

10.7        NO FURTHER LIABILITY.......................................................................................    36

10.8        CONTRACT BASIS.............................................................................................    36

11.         Tax Indemnity..............................................................................................    37

11.1        DEFINITION OF TAX..........................................................................................    37

11.2        INDEMNIFICATION............................................................................................    37

11.3        TAX ADVANTAGES DUE TO TIMING DIFFERENCES...................................................................    38

11.4        SETTLEMENT OF TAX LIABILITIES..............................................................................    38

11.5        TAX COOPERATION............................................................................................    38

11.6        TAX DISPUTES...............................................................................................    39

11.7        TAX GUARANTEE..............................................................................................    39

12.         Seller's other Indemnities.................................................................................    41

12.1        ENVIRONMENTAL INDEMNITY....................................................................................    41

12.2        PAST SHAREHOLDING IN BGI...................................................................................    41

12.3        INDEMNITY WITH RESPECT TO REMUNERATION OF EMPLOYEES' INVENTIONS............................................    41

12.4        INDEMNITY WITH RESPECT TO PENDING LITIGATION...............................................................    42

13.         Purchasers' Representations................................................................................    42

13.1        PRINCIPLE..................................................................................................    42

13.2        PURCHASERS' REPRESENTATIONS SPECIFIED......................................................................    42

13.3        NO FURTHER LIABILITY.......................................................................................    42

14.         Use of Company Name, Trademarks, etc. .....................................................................    43

14.1        COMPANY NAME...............................................................................................    43

14.2        TRADEMARKS ETC. ...........................................................................................    45

14.3        ARBITRATION................................................................................................    46

15.         Seller's and Guarantor's Non-Compete.......................................................................    46

16.         General Financial Provisions...............................................................................    47

16.1        BANK FEES ETC. ............................................................................................    47

16.2        DEFAULT INTEREST...........................................................................................    47

17.         Transitional period........................................................................................    47

17.1        PRE-TRANSFER COVENANTS.....................................................................................    47

17.2        Purchasers Right to Access.................................................................................    48

18.         Transaction Costs..........................................................................................    49

19.         Confidentiality; Public Announcements......................................................................    49

19.1        CONFIDENTIALITY............................................................................................    49

19.2        PUBLIC ANNOUNCEMENT........................................................................................    49

20.         Notices....................................................................................................    49

21.         Governing Law; Jurisdiction................................................................................    50

21.1        GOVERNING LAW..............................................................................................    50

21.2        JURISDICTION...............................................................................................    50

22.         Miscellaneous..............................................................................................    50

22.1        ENTIRE AGREEMENT...........................................................................................    50

22.2        INTERPRETATION.............................................................................................    51

22.3        PURCHASER 1's ELECTION RIGHT...............................................................................    51

22.4        LANGUAGE...................................................................................................    51

22.5        SEVERABILITY...............................................................................................    51

22.6        WRITTEN FORM...............................................................................................    51

                              INDEX OF DEFINITIONS

In this Agreement,

"AGGREGATE PURCHASE PRICE" shall have the meaning ascribed to it in Section 7.2;

"ALLIANCE GROUP" shall have the meaning ascribed to it in Section 2.2;

"ALLIANCE GROUP ENTITIES" shall have the meaning ascribed to it in Section 2.2;

"ALLIANCE GROUP ENTITY" shall have the meaning ascribed to it in Section 2.2;

"ARCADE" shall have the meaning ascribed to in Section 14.1.6;

"AUTOMATEN DPLPA" shall have the meaning ascribed to it in the recital (C);

"AUTOMATEN SHARE" shall have the meaning ascribed to it in Section 2.1.1(a);

"BALLY WULFF GROUP" shall have the meaning ascribed to it in Section 2.2;

"BALLY WULFF GROUP ENTITIES" shall have the meaning ascribed to it in Section
2.2;

"BALLY WULFF GROUP ENTITY" shall have the meaning ascribed to it in Section 2.2;

"BENEFICIARIES" shall have the meaning ascribed to it in Section 11.7;

"BENEFICIARY" shall have the meaning ascribed to it in Section 11.7;

"BETEILIGUNGS" shall have the meaning ascribed to it in Section 2.1.3;

"BETEILIGUNGS SHARE" shall have the meaning ascribed to it in Section 2.1.3;

"BGI" shall have the meaning ascribed to it in the recital (H);

"BGI DPLPA" shall have the meaning ascribed to it in Section 2.1.4

"BGI DPLPA CLAIM" shall have the meaning ascribed to it in Section 3.2.1;

"BGI SHARE" shall have the meaning ascribed to it in the recital (H);

"BGI DISTRIBUTION" shall have the meaning ascribed to it in Section 3.2.1;

"CASINO" shall have the meaning ascribed to it in Section 14.1.5;

"CASINO BUSINESS" shall have the meaning ascribed to it in Section 14.1.5;

"CLOSING" shall have the meaning ascribed to it in Section 8.1;

"CURRENT ACCOUNT" shall have the meaning ascribed to it in Section 1.3.3;

"DISTRIBUTIONS" shall have the meaning ascribed to it in Section 8.3.2;

"ESCROW ACCOUNT" shall have the meaning ascribed to it in Section 6.3.1(b);

"ESCROW AGENT" shall have the meaning ascribed to it in Section 6.3.2;

"IP PURCHASE AGREEMENT" shall have the meaning ascribed to it in Section 1.3.2;

"IP TRANSACTION" shall have the meaning ascribed to it in Section 1.3.2;

"INTERCOMPANY RECEIVABLES PURCHASE PRICE" shall have the meaning ascribed to it in Section 6.2.2;

"KG INTEREST" shall have the meaning ascribed to it in Section 1.1.1;

"KG RECEIVABLE" shall have the meaning ascribed to it in Section 4.3.1;

"MATERIAL ADVERSE CHANGE" shall have the meaning ascribed to it in Section
8.3.3;

"MATERIAL AGREEMENTS" shall have the meaning ascribed to it in Section 9.2.24;

"MATERIAL BREACH" shall have the meaning ascribed to it in Section 8.3.1;

"PARTIES" shall have the meaning ascribed to it in Section 3.1;

"PARTY" shall have the meaning ascribed to it in Section 3.1;

"PRE-CLOSING STRADDLE PERIOD" shall have the meaning ascribed to it in Section 11.2.1;

"PURCHASERS' REPRESENTATIONS" shall have the meaning ascribed to it in Section 13.1;

"SELLER'S REPRESENTATIONS" shall have the meaning ascribed to it in Section 9.1;

"SHARE PURCHASE PRICE" shall have the meaning ascribed to it in Section 7.1;

"SHARE TRANSACTION" shall have the meaning ascribed to it in Section 1.3.1;

"SIGERT" shall have the meaning ascribed to it in Section 2.1.2;

"SIGERT SHARES" shall have the meaning ascribed to it in Section 2.1.2;

"SIGNING" shall have the meaning ascribed to it in Section 1.3.2;

"SIGNING DATE" shall have the meaning ascribed to it in Section 1.3.2

"SOLD INTERCOMPANY RECEIVABLES" shall have the meaning ascribed to it in Section 6.2.1;

"STRADDLE PERIOD" shall have the meaning ascribed to it in Section 11.2.1;

"SUBSTITUTE TAX GUARANTEE" shall have the meaning ascribed to it in Section 11.7.3;

"TAX" shall have the meaning ascribed to it in Section 11.1;

"TAXES" shall have the meaning ascribed to it in Section 11.1;

"TAXING AUTHORITY" shall have the meaning ascribed to it in Section 11.1;

"TERM SHEET" shall have the meaning ascribed to it in the recital (I);

"VERTRIEBS DPLPA" shall have the meaning ascribed to it in Section 2.1.1;

"VERTRIEBS SHARE" shall have the meaning ascribed to it in Section 2.1.1(b);

"VERTRIEBS SHAREHOLDER LOAN" shall have the meaning ascribed to it in Section
1.2;

"VERWALTUNGS SHARE" shall have the meaning ascribed to it in Section 1.1.2;

"WALL MACHINE BUSINESS" shall have the meaning ascribed to it in Section 14.1.6;

"WALL MACHINES" shall have the meaning ascribed to it in Section 14.1.6;

                                INDEX OF EXHIBITS

EXHIBIT                                          SHORT DESCRIPTION
 1.3.2        Copy of the IP Purchase Agreement without exhibits is attached as

 4.3.1        Copy of the agreement dated June 30, 2003 between KG and the Seller regarding the KG Receivable

 4.3.2        Copy of the resolution of the Seller and Verwaltungs in their capacity as sole partners of KG dated June
              30, 2003 to the effect that the KG Interest is freely transferable.

   7.2        Copy of the Purchasers' shareholders guarantee as security for the payment of the Aggregate Purchase
              Price.

9.2.12        Correct and complete list of (i) all intellectual property rights necessary for operating the business of the Bally Wulff Group and (ii) of license agreements to which KG, Verwaltungs, Automaten or Vertriebs are licensees except for standard software products

9.2.15        Cases in which Bally Wulff Group has not validly claimed all rights in service inventions made by their employees

9.2.21        Complete and correct list of all material shop agreements (Betriebsvereinbarungen) and all applicable union agreements (Tarifvertrage) by which the Bally Wulff Group Entities are bound

9.2.22        Complete and correct list of all existing non-statutory pension or retirement schemes of the Bally Wulff
              Group

9.2.23        Land register excerpts of own the real estate as specified Bally Wulff Group Entities

9.2.24        Complete and correct list of certain written agreements (including all amendments thereto) to which any
              Bally Wulff Group Entity is a party and of which, as of the Closing, the primary obligations
              (Hauptleistungspflichten) have not yet been completely fulfilled (the "MATERIAL AGREEMENTS")

9.2.25        Cases in which Material Agreement are to the Seller's Knowledge are not in full force and effect

EXHIBIT                                             SHORT DESCRIPTION
9.2.26        Agreements between any Alliance Group Entity and any Bally Wulff Group Entity

9.2.27        Agreements between any Bally Wulff Group Entity and relatives within the meaning of Section 15 of the
              German General Tax Code (Abgabenordnung) of any shareholders or managing directors of any Bally Wulff
              Group Entity and/or any Alliance Group Entity (except for minority shareholders of the Guarantor with an equity participation of less than 5%)

9.2.28        Cases in which KG, Verwaltungs, Automaten and Vertriebs are parties to court, administrative or other legal or arbitration proceedings exceeding EUR 75,000.00 in the single case or judicial dunning procedures
              (gerichtliche Mahnverfahren) exceeding EUR 50,000.00 in the single case

9.2.30        Investment grants and/or public subsidies based on an administrative decree (Verwaltungsakt) - excluding for the avoidance of doubt tax credits such as e.g. tax credits under the Berlin Promotion Act
              (Berlinforderungsgesetz) - which impose obligations or other conditions not yet completely fulfilled received by the Bally Wulff Group

9.2.31        Pending remedy proceedings with the Taxing Authorities or the respective courts regarding Taxes

9.2.34        Cases in which persons are entitled to receive from the Bally Wulff Group Entities any finder's or other fee, brokerage, commission or incentive payment in connection with this Agreement or any of the matters contemplated or referred to in this Agreement

10.2.3        List of documents contained in the binder entitled "Disclosure Documents" and which are considered to be known by the Purchasers

                                    RECITALS

(A) WHEREAS, the Seller is the sole limited partner in KG, a German limited partnership registered in the commercial register of the Lower Court of Charlottenburg (Berlin) under HRA 27571, and the sole shareholder of KG's sole general partner, Verwaltungs, a German limited liability company registered in the commercial register of the Lower Court of Charlottenburg (Berlin) under HRB 58120,

(B) WHEREAS, KG has two wholly-owned operative subsidiaries, Automaten, a German limited liability company registered in the commercial register of the Lower Court of Charlottenburg (Berlin) under HRB 6527, and Vertriebs, a German limited liability company registered in the commercial register of the Lower Court of Hannover under HRB 6421,

(C) WHEREAS, KG and Automaten are parties to a domination and profit and loss pooling agreement dated June 19, 1996 (the "AUTOMATEN DPLPA"), under which Automaten is obliged to transfer its annual profits to KG and KG, in turn, is obliged to compensate Automaten's annual losses,

(D)      WHEREAS, the Seller is a wholly-owned subsidiary of the Guarantor,

(E) WHEREAS, the Seller and the Guarantor have decided to divest themselves of KG and Verwaltungs as well as certain shareholder loans to Vertriebs and KG,

(F) WHEREAS, the Purchasers have obtained information, through management presentations and interviews and documents made available in a data room, on KG, Verwaltungs, Automaten, Vertriebs, including their respective business, products, financial and legal matters,

(G) WHEREAS, the Purchaser 1 has decided to purchase and acquire from the Seller the entire limited partnership interest in KG and the sole share in Verwaltungs and Purchaser 2 has decided to purchase and acquire from the Seller certain accounts receivable from KG and Vertriebs or to cause KG and/or Vertriebs to pay certain portions of such accounts receivable to the Seller and purchase and acquire certain portions of such accounts receivable,

(H) WHEREAS, Vertriebs until recently was the sole shareholder of Bally Gaming International GmbH ("BGI") and has sold and transferred its 100 % equity interest in BGI (the "BGI SHARE") to an U.S. affiliate of the Seller,

(I) WHEREAS, on June 2, 2003, the Seller, the Guarantor, and the advisers to the Purchasers have signed a term sheet setting forth the structure and principal terms of the transactions contemplated herein (the "TERM SHEET"),

(J) WHEREAS, this Share Purchase Agreement is the "Definitive Agreement" contemplated in the Term Sheet,

NOW, THEREFORE, the parties hereby agree as follows:

1.       OBJECT OF SALE AND PURCHASE; TRANSACTION STRUCTURE

1.1      THE KG INTEREST AND THE VERWALTUNGS SHARE

         1.1.1 The Seller holds a limited partnership interest in KG (the "KG INTEREST"). The fixed capital participation (feste Beteiligung am Gesellschaftskapital) as well as the registered capital contribution (Hafteinlage) associated with the KG Interest amounts to DEM 990,000.00 (nine hundred ninety thousand Deutschmarks). The KG Interest is the sole limited partner interest in KG. The KG Interest is fully paid. Verwaltungs is the sole general partner in KG with a fixed capital participation in the amount of DEM 10,000.00 (ten thousand Deutschmarks).

         1.1.2 The Seller holds a share with a par value of DEM 50,000.00 (fifty thousand Deutschmarks) in Verwaltungs (the "VERWALTUNGS SHARE"). The Verwaltungs Share is the sole share in Verwaltungs. The Verwaltungs Share is fully paid.

1.2      VERTRIEBS SHAREHOLDER LOAN

         Under a Loan Agreement dated July 17, 2001, the Seller has extended to Vertriebs a shareholder loan (the "VERTRIEBS SHAREHOLDER LOAN"), of which, as the Seller and Vertriebs hereby acknowledge, a principal amount of EUR 3,477,273.05 (three million four hundred seventy-seven thousand two hundred seventy-three Euros and five Cents) plus interest accrued thereon is outstanding as of the date of this Agreement.

1.3      TRANSACTION STRUCTURE

         1.3.1 The Seller will sell and transfer to the Purchaser 1, and the Purchaser 1 will purchase and acquire from the Seller, the KG Interest and the Verwaltungs Share (the "SHARE TRANSACTION").

         1.3.2 Prior to the signing of this Agreement (the "SIGNING" and the date of the Signing the "SIGNING DATE"), Automaten has sold and transferred to KG, and KG has purchased and acquired from Automaten, substantially all of Automaten's intellectual property rights (the "IP TRANSACTION") under an intellectual property sale and purchase agreement (the "IP PURCHASE AGREEMENT"). A copy of the IP Purchase Agreement without exhibits is attached hereto as EXHIBIT 1.3.2 for evidentiary purposes.

         1.3.3 Automaten's profit (Ertrag) from the IP Transaction, if any, will contribute to the annual result which Automaten would generate for the fiscal year 2002/2003 but for the Automaten DPLPA. Under the Automaten DPLPA, Automaten's annual result for the fiscal year 2002/2003 but for the Automaten DPLPA will, in the event of a surplus, be payable to KG or, in the event of a deficit, have to be compensated by KG and will thus contribute to KG's annual result for the fiscal year 2002/2003. Under KG's Partnership Agreement, 99 % (ninety-nine percent) of KG's annual result for the fiscal year 2002/2003 will be attributable to the Seller and will, in the case of a surplus, increase the balance on the Seller's current account (laufendes Konto) in KG (the "CURRENT ACCOUNT") or, in the case of a deficit, decrease the balance on the Seller's reserve account (Rucklagenkonto) in KG. The Current Account, as well as the Seller's other partnership accounts in KG, will be deemed included in the Share Transaction (and will thus be sold and transferred to the Purchaser 1 along with the KG Interest).

2.       INTERESTS IN OTHER ENTITIES; EXISTING SECURITY AND COLLATERAL

2.1      INTERESTS IN OTHER ENTITIES

         2.1.1    KG directly holds the following equity interests:

                  (a) a share with a par value of DEM 6,500,000.00 (six million five hundred thousand Deutschmarks) in Automaten (the "AUTOMATEN SHARE");

                  (b) a share with a par value of DEM 37,190,000.00 (thirty-seven million one hundred ninety thousand Deutschmarks) in Vertriebs (the "VERTRIEBS SHARE").

                  The Automaten Share and the Vertriebs Share represent 100 % of the share capital of Automaten and Vertriebs, respectively. In addition to the Automaten DPLPA, domination and profit and loss pooling agreements are in place between KG and Vertriebs (together, the "VERTRIEBS DPLPA").

         2.1.2 Automaten holds a share with a par value of DEM 162,000.00 (one hundred sixty-two thousand Deutschmarks) and Vertriebs holds a share with a par value of

                  DEM 27,000.00 (twenty-seven thousand Deutschmarks) in Sigert Verlag GmbH, a German limited liability company registered in the commercial register of the Lower Court at Braunschweig under HRB 268 ("SIGERT" and the "SIGERT SHARES", respectively). The Sigert Shares represent approximately 12 % of the share capital of Sigert. The Sigert Shares are fully paid.

         2.1.3 Vertriebs holds a share with a par value of DEM 50,000.00 (fifty thousand Deutschmarks) in Bally Wulff Beteiligungs GmbH, a German limited liability company registered in the commercial register of the Lower Court at Hannover under HRB 53011 ("BETEILIGUNGS" and the "BETEILIGUNGS SHARE", respectively). The Beteiligungs Share represents 100 % of the share capital of Beteiligungs. The Beteiligungs Share is fully paid.

         2.1.4 Vertriebs was until recently the sole shareholder of BGI but has sold and transferred the BGI Share to an entity of the Alliance Group in October 2002. A domination and profit and loss pooling agreement was in place between Vertriebs and BGI (the "BGI DPLPA"); the BGI DPLPA has, however, been terminated by mutual agreement as per June 30, 2002.

2.2      CERTAIN TERMS DEFINED

         In this Agreement, KG, Verwaltungs, Automaten, Vertriebs and Beteiligungs are collectively referred to as the "BALLY WULFF GROUP" or the "BALLY WULFF GROUP ENTITIES", and each of them, as a "BALLY WULFF GROUP ENTITY", and the Seller and the Guarantor and the Guarantor's affiliates other than the Bally Wulff Group entities are collectively referred to as the "ALLIANCE GROUP" or the "ALLIANCE GROUP ENTITIES", and each of them, as an "ALLIANCE GROUP ENTITY".

2.3      EXISTING SECURITY AND COLLATERAL

         To secure certain obligations of the Seller, Automaten, and Vertriebs to Bank of America under certain legal instruments entered into in connection with that certain Loan Agreement dated June 22, 2001 among, inter alia, the Guarantor, Automaten, Vertriebs, and Bank of America, the Seller, KG, Verwaltungs, Automaten, and Vertriebs have granted to Bank of America security and collateral as follows:

         2.3.1 The Seller has pledged to Bank of America the KG Interest and the Verwaltungs Share, including certain rights ancillary thereto.

         2.3.2 Verwaltungs has pledged to Bank of America its general partnership interest in KG, including certain rights ancillary thereto.

         2.3.3 KG has pledged to Bank of America the Automaten Share and the Vertriebs Share, including certain rights ancillary thereto.

         2.3.4 KG, Verwaltungs, Automaten, and Vertriebs have each assigned and transferred to Bank of America title to their present and future trade accounts receivable, fixed assets and inventory, and certain intellectual property.

         2.3.5 KG and Verwaltungs have each guaranteed to Bank of America certain obligations of Automaten and Vertriebs.

         Bank of America has released the above referred collateral by way of a Collateral Release Agreement dated June 26, 2003.

3.       MATTERS RELATING TO BGI

3.1      RESPONSIBILITY

         The parties hereto (collectively the "PARTIES", and each of them, a "PARTY") acknowledge that the Purchasers and the Bally Wulff Group Entities shall bear no responsibility out of or in connection with the sale of the BGI Share or BGI's business.

3.2      CLAIMS OF BALLY WULFF GROUP ENTITIES AGAINST BGI

         3.2.1 Vertriebs had an outstanding payment claim against BGI under the BGI DPLPA (the "BGI DPLPA CLAIM"). Until May 2003, the BGI DPLPA Claim amounted to EUR 3,272,726.95 (three million two hundred seventy-two thousand Euros and ninety-five Cents). By way of a cash payment of EUR 1,500,000.00 on May 28, 2003, another cash payment of EUR 1,500,000.00 on June 25, 2003 and a further cash payment of EUR 272,726.95 on June 30, 2003, each by BGI to Vertriebs, the BGI DPLPA Claim has been paid and extinguished in full. Vertriebs has made the following cash payments to the Guarantor on the Vertriebs Shareholder
                  Loan: (i) on June 2, 2003, an amount of EUR 1,500,000.00, (ii) on June 27, 2003 an amount of EUR 1,500,000.00 and (iii) on June 30, 2003 an amount of EUR 272,726.95. Such payments, which amount to a total of EUR 3,272,726.95 (three million two hundred seventy-two thousand Euros and ninety-five Cents), are hereinafter collectively referred to as the "BGI DISTRIBUTION".

         3.2.2 All other accounts receivable of any Bally Wulff Group Entity from BGI, which, as the Guarantor hereby acknowledges, amounts to EUR 1,562,719.63 (one million five hundred sixty-two thousand seven hundred nineteen Euros and sixty-three Cents) as of June 26, 2003, shall remain unaffected by this Agreement. The Guarantor shall procure (steht dafur ein) that BGI pays all such outstanding accounts receivable, to the extent not already paid by June 30, 2003, no later than five (5) business days (i.e. days on which the banks in Frankfurt am Main are open for business) after the Closing (as defined in Section 8.1).

4.       SALE, PURCHASE AND TRANSFER OF THE KG INTEREST AND THE VERWALTUNGS
         SHARE

4.1      SALE AND PURCHASE

         Subject to and in accordance with the terms hereof, the Seller hereby sells and assigns to the Purchaser 1, and the Purchaser 1 hereby purchases and acquires from the Seller, the KG Interest and the Verwaltungs Share. For the avoidance of doubt, it is understood and agreed that the sale and assignment hereunder (as well as all other provisions hereof) shall in any case apply to the Seller's entire limited partnership interest in KG and all of the Seller's share(s) in Verwaltungs, even if the fixed capital participation of such limited partner interest or the number or par value of such share(s) should be incorrectly restated in Section 1.1 hereof.

4.2      CONDITION PRECEDENT

         The assignment (Abtretung), but not the sale (Verkauf), of the KG Interest and the Verwaltungs Share to Purchaser 1 shall be subject to the condition precedent (aufschiebende Bedingung) that the Aggregate Purchase Price (i.e., USD 16,500,001.00) has been paid in accordance with Sections 6 and 7. The sale of the KG interest and the Verwaltungs Share to Purchaser 1 shall have economic effect as of July 1, 2003 00:00 hours German time (the "EFFECTIVE DATE").

4.3      PARTNERSHIP ACCOUNTS; RIGHTS TO PROFITS

         4.3.1 The sale and purchase of the KG Interest shall include all of the Seller's partnership accounts (including, in particular, the Seller's fixed capital account, the Current account and the reserve account) with their balances as of the Closing (as defined in Section 8.1). It is acknowledged and agreed that the balance of the Current Account has been reduced by the sum of USD 13,000,000.00 (thirteen million U.S. dollars) by an agreement dated June 30, 2003 between KG and the Seller, a copy of which is attached hereto as EXHIBIT 4.3.1 and by which a portion in the amount of USD 13,000,000.00 of the balance of the Current Account has been converted into an account receivable (the "KG RECEIVABLE"), which is due and payable by July 28, 2003 and does not bear interest until such date.

         4.3.2 The Seller and Verwaltungs in their capacity as sole partners of KG have adopted a resolution dated June 30, 2003, a copy of which is attached hereto as EXHIBIT 4.3.2, to the effect that the KG Interest is freely transferable.

         4.3.3 The sale and purchase of the Verwaltungs Share shall include all rights to profits to the extent that such profits have not been distributed. It is acknowledged and agreed that no profits of Verwaltungs shall be distributed to any Alliance Group Entity after the Signing.

5.       PROFIT FROM IP TRANSACTION

         It is expected that the IP Transaction will generate a profit for Automaten in the amount of the Euro equivalent of USD 13,000,000.00 (thirteen million U.S. dollars) in Automaten's fiscal year 2002/2003 and that such profit will increase the amount to be absorbed by KG under the Automaten DPLPA for the fiscal year 2002/2003 by the same amount. In light of the fact that, under KG's Partnership Agreement, the Seller's capital participation in KG is 99 % (ninety-nine percent), the parties hereto therefore assume that the IP Transaction will indirectly increase the balance on the Current Account as of June 30, 2003 by the Euro equivalent of USD 12,870,000.00 (twelve million eight hundred seventy thousand U.S. dollars).

6.       PAYMENT OR SALE AND PURCHASE OF INTERCOMPANY ACCOUNTS RECEIVABLE

6.1      PAYMENT OF INTERCOMPANY ACCOUNTS RECEIVABLE

         The Purchaser 2 shall procure (steht dafur ein) that on or before July 28, 2003 Vertriebs and/or KG pay the Vertriebs Shareholder Loan and/or the KG Receivable in a total amount of up to USD 16,500,001.00 (sixteen million five hundred thousand and one U.S. dollars).

6.2      SALE AND PURCHASE

         6.2.1 The Seller hereby sells (with immediate effect and subject to no condition precedent) and assigns (with effect as of the point in time immediately following the Closing as defined in
                  Section 8.1 and subject to the condition set forth in Section 6.2.2) to the Purchaser 2, and the Purchaser 2 hereby purchases and acquires from the Seller accordingly, for a purchase price equaling the amount by which the aggregate payment on the Vertriebs Shareholder Loan and/or the KG Receivable as set forth in Section 6.1 falls short of USD 16,500,000.00 (sixteen million five hundred thousand U.S. dollars) (it being understood that this shall also apply if there is no such shortfall):

                  (a) the Vertriebs Shareholder Loan to the extent outstanding as of the point in time immediately following the Closing (including interest accrued thereon until such point in time); and

                  (b) the KG Receivable outstanding as of the point in time immediately following the Closing; and

                  (c) any other shareholder loans outstanding as of the point in time immediately following the Closing, including any interest accrued thereon until such point in time, which any Alliance Group Entity may have extended to any Bally Wulff Group Entity before the Closing

                  (the accounts receivable referred to in (a) through (c) above being hereinafter referred to as the "SOLD INTERCOMPANY RECEIVABLES"). To the extent that not the Seller but any other Alliance Group Entity is the creditor of the Sold Intercompany Receivables, the Seller shall cause such other Alliance Group Entity to assign such Sold Intercompany Receivables as of the point in time immediately following the Closing and subject to the condition precedent set forth in Section 6.2.2 for no further consideration.

         6.2.2 The assignment of the Sold Intercompany Receivables shall be subject to the condition precedent (aufschiebende Bedingung) that an amount of USD 16,500,000.00 (sixteen million five hundred thousand U.S. dollars) (the "INTERCOMPANY RECEIVABLES CONSIDERATION") has been either paid in accordance with
                  Section 6.1 above or paid as a purchase price in accordance with Section 6.2.1 above.

6.3      TAX GUARANTEE AND ESCROW

         In the event that the Seller does not provide Purchaser 1 with the Initial Tax Guarantee as defined in Section 11.7.1 on or before July 14, 2003 (or such other date the Seller and the Purchaser 1 may agree on in writing), the following shall apply:

         6.3.1 The obligation to pay the Aggregate Purchase Price shall be deemed fulfilled (and, for the avoidance of doubt, the condition precedent set forth in Section 4.2 shall be deemed satisfied) if and when any Purchaser and/or KG and/or Vertriebs make(s) the following payments on the Aggregate Purchase Price in accordance with Sections 6.1 and 6.2:

                  (a) an amount (or, in the case of several separate payments, a total amount) of USD 11,500,001.00 (eleven million five hundred thousand and one U.S. dollars) to the Seller;

                  (b) an amount of USD 5,000,000.00 (five million U.S. dollars) to an escrow account meeting the requirements set forth in Section 6.3.2 (the "ESCROW ACCOUNT").

         6.3.2 The Escrow Account holder (the "ESCROW AGENT") shall be a German notary selected by the Purchaser 1. The Purchaser 1 shall irrevocably instruct the Escrow Agent to make payments from the Escrow Account to any Purchaser or any Bally Wulff Group Entity subject to and in accordance with Section 11.7. The Purchaser 1 shall further instruct the Escrow Agent to pay out the balance on the Escrow Account from time to time (it being understood that such balance shall include any interest accrued on the Escrow Account) to the Seller if and when the Seller proves to the Escrow Agent that the Seller has provided to the Purchaser 1 a guarantee meeting the requirements set forth in Section 11.7, except that such guarantee may be limited to the lower of (i) the amount of the balance on the Escrow Account to be paid out to the Seller or (ii) the sum of EUR 5,000,000.00 (five million Euros) or such lesser amount as may have been mutually determined to be the realistic maximum exposure in accordance with Section 11.7.2. Purchaser 1 shall irrevocably instruct the Escrow Agent to transfer any balance on the Escrow Account to the Seller on August 1, 2015. The fees and expenses of the Escrow Agent shall be borne by the Seller.

7.       SHARE PURCHASE PRICE

7.1      PURCHASE PRICE FOR THE KG INTEREST AND THE VERWALTUNGS SHARE

         The aggregate purchase price for the KG Interest and the Verwaltungs Share (the "SHARE PURCHASE PRICE") shall be USD 1.00 (one U.S. dollar) not subject to any adjustment except as in connection with Section 7.3.

7.2      GUARANTEE FOR THE PURCHASE PRICE

         Throughout this Agreement, the aggregate of the Share Purchase Price and the Intercompany Receivables Consideration, i.e., USD 16,500,001.00 (sixteen million five hundred thousand and one U.S. dollars), is referred to as the "AGGREGATE PURCHASE PRICE". One of the shareholders of Purchaser 1 has given a guarantee (a copy of which is attached hereto as EXHIBIT 7.2) as security for the payment of the Aggregate Purchase Price.

7.3      TREATMENT OF PAYMENTS

         Any payment of the Seller or the Guarantor to any Purchaser or to any Bally Wulff Group Entity under or in connection with this Agreement (including, without limitation, under Sections 10, 11 and 12) shall be treated as an adjustment to the Share Purchase Price. If and to the extent that the Share Purchase Price would, after such adjustment, fall below zero, the Seller shall make such payment as a contribution to KG's equity capital. Such payment shall be treated with retroactive effect as an increase of KG's equity capital and as a corresponding increase of the Seller's acquisition costs thereon.

8.       CLOSING

8.1      DEFINITION

         "CLOSING" shall mean the transfer of title to the Verwaltungs Share and the KG Interest to Purchaser 1 upon the satisfaction of the condition precedent set forth in Section 4.2, as well as the point in time when such condition precedent is satisfied.

8.2      TRANSACTIONS IMMEDIATELY FOLLOWING THE CLOSING

         The Parties, each acting through their duly authorized representatives, shall take the following simultaneous action immediately following the
         Closing:

         8.2.1 The Seller and the Purchaser 1 shall execute and deliver to the managing director of Verwaltungs a letter notifying the transfer of the Verwaltungs Share in accordance with Section 16 of the German Act on Limited Liability Companies.

         8.2.2 The Seller and the Purchaser 1 execute, and shall cause the managing director of Verwaltungs to execute and send to the commercial register of the Lower Court at Charlottenburg (Berlin), a duly notarized notification letter applying for registration of the transfer of the KG Interest from the Seller to the Purchaser 1.

8.3      RIGHTS OF RESCISSION

         8.3.1 The Purchasers shall have the right to rescind (zurucktreten von) this Agreement by written notice to the Seller if a Material Breach (as defined below) has occurred. A "MATERIAL BREACH" shall exist (only) if (i) Distributions as defined in
                  Section 8.3.2 (but for the purposes of this Section 8.3.1 also including the BGI Distribution) have occurred between June 30, 2002 until and including the Closing in an aggregate amount exceeding EUR 10,500,000.00 (ten million five hundred thousand Euros), or (ii) a breach of a Seller's Representation pursuant to Section 9.2.1 through 9.2.4, 9.2.6, 9.2.8 or 9.2.17
                  (excluding the last sentence of Section 9.2.17) has occurred if such breach is highly likely to result in a damage of at least EUR 100,000.00 (one hundred thousand Euros) and is not merely a technical breach (e.g., in the case of Section 9.2.1, an incorrect register number), or (iii) breaches of Seller's Representations if such breach is highly likely to result in a damage of at least USD 10,000,000.00 (ten million U.S. dollars).

         8.3.2 Throughout this Agreement, "DISTRIBUTION" shall mean any partnership withdrawals taken by any Alliance Group Entity from any Bally Wulff Group Entity and any distributions or other payments made to any Alliance Group Entity by any Bally Wulff Group Entity. The term "Distributions" shall be deemed to include, in particular:

                  (a) any netting or set-off of any payment claim of any Bally Wulff Group Entity vis-a-vis any Alliance Group Entity with or against any payment claim of any Alliance Group Entity vis-a-vis any Bally Wulff Group Entity (including, for the avoidance of doubt, the netting of Vertriebs' purchase price claim from the sale of the BGI Share with a portion of the Vertriebs Shareholder Loan); and

                  (b) any payment of intercompany loans whether in cash or any payment surrogate extended by any Alliance Group Entity to any Bally Wulff Group Entity before the Closing.

                  However, the two preceding sentences notwithstanding, the term "Distributions" shall be deemed not to include any payment or other action expressly required or permitted pursuant to or occurring under any provision in this Agreement (including, without limitation, the BGI Distribution and any payment on the Vertriebs Shareholder Loan and/or the KG Receivable made in accordance with Section 6).

         8.3.3 The Purchasers shall have the right to rescind this Agreement if a Material Adverse Change (as defined below) has occurred until and including the Closing. A "MATERIAL ADVERSE CHANGE" shall be any event which (i) affects Automaten and Vertriebs and/or the German wall machine business as a whole but does not affect the German, European or world economy as a whole and (ii) in the reasonable judgment of an objective observer who is familiar with Automaten and Vertriebs and their respective business and financial situation is highly likely to result, in each of at least two consecutive fiscal years of Automaten and Vertriebs, in a decrease of Automaten's and Vertriebs' result of ordinary operations within the meaning of
                  Section 275 para. 2 no. 14 of the German Commercial Code (on a consolidated basis) for such fiscal year by at least 25 % compared to the result of ordinary operations (on a consolidated basis) that would be generated in such fiscal year had such event not occurred. It is understood that an "event" for the purposes of this Section 8.3.2 shall be a one-time occurrence only and that, in particular, an adverse development extending over a period of time (such as increasing competition for Automaten and Vertriebs or deteriorating market conditions for the German gaming wall machine industry as a whole) shall not constitute an "event" for these purposes. It is understood that the Purchasers shall have the burden to prove that a Material Adverse Change has occurred.

         8.3.4    The Purchasers' right of rescission under Section 8.3.1 and
                  Section 8.3.3 hereof shall immediately cease (erloschen) if the Purchasers have not exercised such right of rescission in writing or by facsimile, setting forth in reasonable detail the facts on which the right of rescission is based, to the Seller or the Guarantor on July 28, 2003 at the latest.

         8.3.5 In the event that the Purchasers have a right of rescission under Section 8.3.1 and exercise such right in accordance with
                  Section 8.3.4, the Seller shall reimburse the Purchasers for their expenses and lost opportunities by paying an amount of EUR 1,000,000.00 (one million Euros).

         8.3.6 However, the right of rescission pursuant to Section 8.3.1 (i) of the Purchasers shall not be deemed exercised if the Seller fully reimburses the Purchaser 1 for any Distribution in excess of EUR 9,522,727.00 (nine million five hundred twenty-two thousand seven hundred twenty-two Euros) which may have occurred on or after July 1, 2002 until the Closing including, for the purposes of this Section 8.3.6, the BGI Distribution no later than five (5) bank days (meaning days on which banks are open for business in Frankfurt am Main) after the Purchasers have exercised or notified the Seller that they intend to exercise their right of rescission under Section 8.3.1.

9.       SELLER'S REPRESENTATIONS

9.1      PRINCIPLE

         The Seller hereby guarantees to the Purchasers, subject to the provisions contained in Section 10 hereof and elsewhere in this Agreement, by way of an independent promise of guarantee irrespective of default (selbstandiges verschuldensunabhangiges Garantieversprechen) that the statements set forth in Section 9.2 hereof (the "SELLER'S REPRESENTATIONS") are true and accurate as of (i) the Signing and (ii) the earlier of the Closing or July 31, 2003, unless otherwise explicit specified below, it being understood that none of the Seller's Representations shall constitute an "agreement on a quality" (Beschaffenheitsvereinbarung) within the meaning of Section 434 para. 1 sentence 1 of the German Civil Code or a "guarantee of a quality of the object of the purchase" (Garantie fur die Beschaffenheit der Sache) within the meaning of Section 443 para. 1 and Section 444 of the German Civil Code and it being further understood that the content of the Seller's Representations shall be further defined by the provisions in Section 10 hereof.

9.2      SELLER'S REPRESENTATIONS SPECIFIED

         9.2.1 The statements contained in the recitals (A) to (D) and in Sections 1.1, 1.2, 1.3.2, 3.2.1 and 2 are correct. Other than the shareholdings set out in Section 2 none of the Bally Wulff Group Entities holds any other interest in any company or other legal entity.

         9.2.2 KG is a limited partnership, and each of Verwaltungs, Automaten and Vertriebs is a limited liability company, duly incorporated and validly existing under the laws of Germany.

         9.2.3 The Seller holds clean title to the sole share in Verwaltungs and to the entire limited partnership interest in KG, and KG holds clean title to all shares in Automaten and Vertriebs, each not encumbered (belastet) with rights of third parties. No third party is entitled to exercise pre-emptive rights, rights of first refusal, options, conversion rights, claw back options or other rights to purchase or acquire the shares in any Bally Wulff Group Entity. The shares/interests in the Bally Wulff Group Entities are not subject to (i) any trust arrangement (Treuhandverhaltnis), silent partnership (stille Beteiligung) or sub-participation (Unterbeteiligung); (ii) any pending (noch nicht vollstandig erfullt) transfer (Ubertragung) or other disposition (Verfugung), (iii) any sale, contribution or other contractual arrangement creating an obligation to transfer or encumber any of the shares in the Bally Wulff Group Entities; or (iv) any shareholders resolution on the redemption (Einziehung) of shares.

         9.2.4 The KG Interest and the Verwaltungs Share as well as the Automaten Share and the Vertriebs Share and the shares in the other Bally Wulff Group Entities have been validly issued, fully paid and have not been repaid (keine Ruckgewahr von Einlagen). There is no shareholder obligation to make an additional capital contribution.

         9.2.5 No shareholder resolutions have been adopted which are required to be registered in the commercial register but have not been so registered.

         9.2.6 The Seller and the Guarantor will have obtained all requisite shareholder and governmental (other than merger control) or other necessary approvals and will have taken all other corporate action necessary to execute and implement this Agreement and the transactions contemplated herein. This Agreement has been duly executed on behalf of the Seller and the Guarantor.

         9.2.7 The audited financial statements for KG, Verwaltungs, Automaten and Vertriebs for the fiscal years ended on June 30, 2002, 2001, and 2000 have been prepared in accordance with German generally accepted accounting principles, observing the principle of continuity.

         9.2.8 No bankruptcy or judicial composition proceedings concerning the assets of the Bally Wulff Group Entities have been applied for and no circumstances exist which would require an application to be made for the commencement of bankruptcy or judicial composition proceedings.

         9.2.9 No Distributions (including, for the purposes of this Section 9.2.9, the BGI Distribution) have been made on or after July 1, 2002 until the Closing in excess of EUR 9,522,727 (nine million five hundred twenty-two thousand seven hundred twenty seven Euros).

         9.2.10 Since June 30, 2002, KG, Verwaltungs, Automaten and Vertriebs have not entered into any loan or collateral agreements or other financing agreements such as sale-and-lease back and factoring agreements except for

                  (a) retention of title rights, liens, pledges or other security rights in favor of suppliers, lessors (Vermieterpfandrecht), contractors, mechanics and the like (Werkunternehmerpfandrecht) incurred in the ordinary course of business consistent with past practice;

                  (b) the granting or extension of payment periods (Gewahrung oder Verlangerung von Zahlungszielen) incurred in the ordinary course of business consistent with past practice; and

                  (c) statutory liens and other security or collateral rights in favor of tax authorities or other governmental entities,

                  each except as approved by any of the Purchasers.

         9.2.11 The Bally Wulff Group has no liabilities under any loan agreements to any financial institutions (Verbindlichkeiten gegenuber Kreditinstituten) within the meaning of Section 266 para. 3 C no. 2 of the German Commercial Code except as approved by any of the Purchasers.

         9.2.12 The Bally Wulff Group owns (except for retention of title rights (Eigentumsvorbehalte) of third parties granted in the ordinary course of business consistent with past practice and except for office equipment which may be leased), possesses and uses all fixed assets, inventories and intellectual property rights necessary for operating their business and does not infringe any third party intellectual property rights. EXHIBIT 9.2.12 contains a correct and complete list of all intellectual property rights necessary for operating the business of the Bally Wulff Group.

         9.2.13 Except as disclosed in Exhibit 9.2.12, all intellectual property rights held by the Bally Wulff Group, including but not limited to those listed in Exhibit 9.2.12, are free of any third party rights and have no defects in title, including but not limited to defects in title resulting from a non-payment of renewal and maintenance fees. The Bally Wulff Group owns, except as otherwise specified in Exhibit 9.2.12, all intellectual property rights listed in Exhibit 9.2.12.

         9.2.14 Except as disclosed in Exhibit 9.2.12, no opposition or cancellation proceedings are pending against intellectual property rights held by the Bally Wulff Group as of the Signing Date, including but not limited to those listed in
                  Exhibit 9.2.12.

         9.2.15 Except as disclosed in EXHIBIT 9.2.12, Bally Wulff Group has validly claimed all rights in service inventions made by their employees.

         9.2.16 EXHIBIT 9.2.16 contains a complete and correct list of license agreements to which KG, Verwaltungs, Automaten or Vertriebs, as of the Signing Date, are licensees or co-user (Mitbenutzer) except for standard software products.

         9.2.17 KG, Verwaltungs, Automaten and Vertriebs have the right to use the company name and trademark "Bally Wulff" and will be entitled to use such name and trademark after the acquisition of the Bally Wulff Group by the Purchaser 1. The Bally Wulff Group Entities have the right to transfer and license the right to use the name and trademark "Bally Wulff" to a Purchaser and any other third party which is active in the same area of business as the Bally Wulff Group as of Closing in the combination "Bally Wulff". In particular, no rights, including but not limited to name rights, of other companies or members of the families Bally and Wulff will prevent the use of the elements "Bally" and/or "Wulff" in "Bally Wulff" by the Purchasers and/or Bally Wulff Group entities. No Alliance Group Entity or Bally Wulff Group Entity has granted any third party the right to use the name "Bally Wulff".

         9.2.18 The transfer of the KG Interest and the Verwaltungs Share to the Purchasers will not violate any legal, administrative or contractual provisions (other than merger control) by which the Seller is bound or to which the Seller is a party, nor will it lead to a termination of any public licenses or permits.

         9.2.19 The Bally Wulff Group Entities are in compliance with all laws and regulations including those of labor and social security.

         9.2.20 In the last two years before the Signing Date there has been no strike, work stoppage (Arbeitsniederlegung) or slowdown strike (Bummelstreik) affecting the Bally Wulff Group Entities and, to the Seller's Knowledge, no such measure has been threatened against any Bally Wulff Group Entity.

         9.2.21 EXHIBIT 9.2.21 contains a complete and correct list of all material shop agreements (Betriebsvereinbarungen) and all applicable union agreements (Tarifvertrage), as of the Signing Date, by which the Bally Wulff Group Entities are bound.

         9.2.22 EXHIBIT 9.2.22 contains a complete and correct list of all existing non-statutory pension or retirement schemes of the Bally Wulff Group.

         9.2.23 The Bally Wulff Group Entities own the real estate as specified in the land register excerpts attached as EXHIBIT
                  9.2.23. Except for the encumbrances shown in the respective register excerpts attached as Exhibit 9.2.23, there are no encumbrances on such real estate and, in the case of encumbrances registered in the Third Section (Dritte Abteilung) of the land register, there are no underlying obligations for such encumbrances.

         9.2.24 EXHIBIT 9.2.24 contains a complete and correct list, as of the Signing Date, of all of the following written agreements (including all amendments thereto) to which any Bally Wulff Group Entity is a party and of which, as of the Closing, the primary obligations (Hauptleistungspflichten) have not yet been completely fulfilled (the "MATERIAL AGREEMENTS"):

                  (a) agreements relating to the acquisition or sale of interests in other companies or businesses;

                  (b) joint venture agreements (other than solely with respect to the joint use of intellectual property rights);

                  (c)  rental and lease agreements relating to real estate;

                  (d) guarantees or collateral issued by any Bally Wulff Group Entity for any debt of any third party of EUR 25,000.00 or more except for guarantees and collateral granted to customers in the ordinary course of business consistent with past practice;

                  (e) any agreement that materially limits the freedom of any Bally Wulff Group Entity to compete in any line of business;

                  (f) the supply agreements with the major suppliers and the customer agreements with the major customers of Bally Wulff Group (based on the aggregate sales in the business year 2002/2003) with a binding aggregate value of more than EUR 100,000.00 in each case or a term of more than twelve (12) months after the Closing;

                  (g) agreements (other than agreements which solely relate to intellectual property rights) in which the other party or parties have a right to restrict or consent to a change of control in the Bally Wulff Group or where such other party or parties have rights that are triggered on such a change of control.

         9.2.25 Except as disclosed in EXHIBIT 9.2.25, each Material Agreement is to the Seller's Knowledge in full force and effect. Neither the respective Bally Wulff Group Entity nor the respective other party are in default or other breach of any material obligation under any Material Agreement. No party with which a Bally Wulff Group Entity has entered into a Material Agreement has given written notice of its intention to terminate a Material Agreement. To the extent that the Seller's Representations set forth in this Section 9.2.25 refer to the respective other party, such Seller's Representation shall be deemed to refer to the Signing Date only.

         9.2.26 Except as disclosed in EXHIBIT 9.2.26, there are no agreements between any Alliance Group Entity and any Bally Wulff Group Entity.

         9.2.27 Except as disclosed in EXHIBIT 9.2.27, there are no agreements between any Bally Wulff Group Entity and relatives within the meaning of Section 15 of the German General Tax Code (Abgabenordnung) of any shareholders or managing directors of any Bally Wulff Group Entity and/or any Alliance Group Entity (except for minority shareholders of the Guarantor with an equity participation of less than 5 %).

         9.2.28 Except as disclosed in EXHIBIT 9.2.28, KG, Verwaltungs, Automaten and Vertriebs are not, as of the Signing Date, parties to any court, administrative or other legal or arbitration proceedings exceeding EUR 75,000.00 in the individual case or judicial dunning procedures (gerichtliche Mahnverfahren) exceeding EUR 50,000.00 in the single case, and to Seller's Knowledge, no such proceedings are to be initiated.

         9.2.29 KG, Verwaltungs, Automaten and Vertriebs have all material public approvals, licenses and other permits necessary to operate their business, and their business activity does not materially infringe any provisions of public law.

         9.2.30 Except as disclosed in EXHIBIT 9.2.30, the Bally Wulff Group has not, as of the Signing Date, received any investment grants and/or public subsidies based on an administrative decree (Verwaltungsakt) - it being understood that the terms "investment grants" and "public subsidies" shall exclude tax credits such as e.g. tax credits under the Berlin Promotion Act (Berlinforderungsgesetz) - which impose obligations or other conditions not yet completely fulfilled. No repayment of investment grants and/or public subsidies based on an administrative decree (or in the event that an investment grant and/or a public subsidy has been granted but the payment has not yet been made: no refusal of a payment) will be triggered as a consequence of the execution or implementation of this Agreement or by reason of other circumstances already existing today.

         9.2.31 The Bally Wulff Group Entities have duly prepared and filed or will duly prepare and file all Tax returns. Except as set forth in EXHIBIT 9.2.31 there are no pending remedy proceedings with the Taxing Authorities or the respective courts regarding Taxes. The Bally Wulff Group Entities have been subject only to routine Tax audits. No assets have been contributed to any of the Bally Wulff Group Entities in exchange for shares at book value or at another value below the going concern value of individual assets, or acquired by any of the Bally Wulff Group Entities at such value through restructuring measures. No Bally Wulff Group Entity has reduced its German Tax assessment basis by way of a write-off (Teilwertabschreibung) of any shares in any Bally Wulff Group Entity, except for the potential write-off regarding the Vertriebs Share and the Automaten Share in the financial statements of KG for the fiscal year 2002/2003.

         9.2.32 Since June 30, 2002, the Bally Wulff Group Entities have conducted their respective business in the ordinary course as such business has been conducted during the fiscal year ended on June 30, 2002, except (i) as expressly mentioned in this Agreement, (ii) for any management action which in the reasonable judgment of a prudent businessman may be necessary to avoid a substantial loss (including a loss of profit) that would otherwise be likely to occur.

         9.2.33 KG, Verwaltungs, Automaten and Vertriebs are not subject to any liability in connection with Automaten and Vertriebs' current and/or past shareholding in BGI, Sigert and Informationsgemeinschaft Munzspiele GmbH i.L..

         9.2.34 Except as disclosed in EXHIBIT 9.2.34, no person is entitled to receive from the Bally Wulff Group Entities any finder's or other fee, brokerage, commission or incentive payment in connection with this Agreement or any of the matters contemplated or referred to in this Agreement. No such fee, brokerage, commission or incentive payment has been paid by any Bally Wulff Group Entity in connection with the preparation and/or negotiation of this Agreement. No Alliance Group Entity has promised to any managing director or employee of a Bally Wulff Group Entity any finder's or other fee, brokerage, commission or incentive payment in connection with this Agreement or any of the matters contemplated or referred to in this Agreement.

9.3      SELLER'S KNOWLEDGE

         If one of the foregoing guarantees is given to "Seller's Knowledge" this shall mean that the Seller (including its board members) and the Seller's financial and legal advisors shall have no knowledge of the incompleteness or the incorrectness of the relevant Seller's Representation. Seller's knowledge shall also include the knowledge that the Seller and its board members could have obtained through the enquiries that can be expected from a prudent businessman (Section 347 para 1 German Commercial Code) or by drawing obvious conclusions from the facts known to the Seller and its board members.

10.      CONTENT AND NATURE OF SELLER'S REPRESENTATIONS; REMEDIES

         The Parties agree that the scope and content of each of the Seller's Representations shall be defined by the following provisions of this
         Section 10:

10.1     CONTENT AND NATURE OF SELLER'S REPRESENTATIONS

         The Purchasers acknowledge that none of the data, documentation and information so provided and none of the Seller's Representations constitutes an "agreement on a quality" within the meaning of Section 434 para. 1 sentence 1 of the German Civil Code or a "guarantee of a quality of the object of the purchase" within the meaning of Section 443 para. 1 and Section 444 of the German Civil Code. Except as expressly set forth in this Agreement, the Seller and the Guarantor do not make or give and have not made or given any express or implied representation, warranty or guarantee of whatever legal nature regarding the financial or earnings situation of Verwaltungs and/or KG and/or Automaten and/or Vertriebs or the ownership by said entities of any specific asset; in particular, the business plans, projections, calculations and assumptions contained in the information memorandum made available to the Purchasers in the course of the sale process leading to the execution of this Agreement do not represent any such express or implied representation, warranty or guarantee.

10.2     RESTITUTION IN KIND; MONETARY DAMAGES

         10.2.1 In the event that one or several of the Seller's Representations is or are not true and accurate, the Seller shall be liable to put the Purchasers or at the Purchasers' election the Bally Wulff Group Entities into the same position, that they would have been if the representations and warranties contained in Section 9.2 above had been correct or had not been breached (Naturalrestitution), or the Purchasers may claim damages for non-performance from the Seller if (i) a Purchaser has granted to the Seller an appropriate period of not more than 30 (thirty) days to remedy the situation and such remedy has not been taken during such period or if (ii) a restitution in kind by the Seller is not possible (unmoglich) or if (iii) an immediate action by a Purchaser and/or a Bally Wulff Group Entity is required because there is immediate danger of a materially greater damage (Gefahr in Verzug). The Seller shall only be liable to pay to the respective Bally Wulff Group Entity or a Purchaser monetary damages (Schadensersatz in Geld) for the actual damages suffered by Purchaser and/or a Bally Wulff Group Entity including solely
                  (a) direct damages (unmittelbare Schaden) and (b) the following consequential damages (mittelbare oder Folge-Schaden) to the extent typical and/or foreseeable: (i) damages to other assets of a Bally Wulff Group Entity or a Purchaser caused by the incorrectness of Seller's Representations, (ii) lost profit (entgangener Gewinn), (iii) useless out-of-pocket expenses (nutzlose Aufwendungen), (iv) only in respect of the Seller's Representations under Section
                  9.2.13 through 9.2.17 and 9.2.19, damages of third parties caused by the respective incorrectness of a Seller's Representation for which a Bally Wulff Group Entity or a Purchaser is finally held liable and (v) reasonable out-of-pocket expenses to pursue such damages/losses (Rechtsverfolgungskosten). Seller shall not be liable for lost profits based on Purchasers' allegation that they could not achieve an exit from the Bally Wulff Group or could only achieve such exit on less favorable terms than would otherwise have been possible.

         10.2.2 To the extent that any circumstance constituting or resulting in a breach of any Seller's Representation also results in a tax or other benefit to the Purchasers and/or Verwaltungs and/or KG and/or Automaten and/or Vertriebs, including, without limitation, the fact that an additional liability or cost constituting or resulting in any such breach reduces the taxable income of the Purchasers and/or Verwaltungs and/or KG and/or Automaten and/or Vertriebs, such benefit shall be deducted from any claim of the Purchasers for the breach of such Seller's Representation. Section 11.3 shall apply mutatis mutandis.

         10.2.3 A breach of any of the Seller's Representations shall not give rise to any right or claim of the Purchaser, whether for restitution in kind or monetary damages, if and to the extent
                  (i) Purchasers' managing directors and the investment managers of Orlando Management GmbH as advisor to Purchasers had knowledge of the pertinent facts or (ii) that the pertinent facts have been disclosed in this Agreement or in its Exhibits or in the documents contained in the binder entitled "Disclosure

                  Documents" as listed in EXHIBIT 10.2.3, submitted to the Purchasers' advisors on June 25, 2003. Section 442 of the German Civil Code (BGB) and Sections 377, 378 of the German Commercial Code (HGB) shall be excluded except as otherwise explicitly provided in this Agreement.

10.3     LIMITATION PERIOD

         The claims of the Purchasers and the Seller under this Agreement shall be time-barred (verjahren) as follows:

         10.3.1 The claims of the Purchasers in connection with Taxes shall be time-barred at the latest of (i) six (6) months after the relevant assessment (Bescheid) has become final and binding (bestandskraftig) or (ii) the relevant Tax becomes statute-barred (festsetzungsverjahrt) or (iii) twelve (12) years after the Closing or after July 31, 2003, whichever occurs first. For the purpose of the preceding sentence, "final and binding" shall mean that the relevant recipient of the assessment may no longer lodge an appeal against such assessment.

         10.3.2   Claims of the Purchasers based on

                  (a) defects of title (dingliche Rechtsmangel) to the shares in the Bally Wulff Entities within the meaning of Section 435 sentence 1 German Civil Code and/or

                  (b)  Seller's fraud (Arglist) or willful misconduct (Vorsatz)

                  shall, to the extent legally permissible, be time-barred ten
                  (10) years after the Closing or after July 31, 2003, whichever occurs first.

         10.3.3 All other claims of the Purchasers under Section 10 and all claims of the Seller under Section 13 shall be time-barred thirty (30) months after the Closing or after July 31, 2003, whichever occurs first.

         10.3.4 Any limitation period pursuant to this Section 10.3 shall be suspended (gehemmt) with respect to a particular claim if any of the Purchasers give written notice of such claim to the Seller if the Seller initiates legal proceedings within the meaning of Section 204 para. 1 of the German Civil Code in respect of such claim within one (1) month after giving such notice.

10.4     THRESHOLDS FOR AND CAPS ON SELLER'S LIABILITY

         10.4.1 A breach of any Seller's Representation(s) (except for the Seller's Representations under Section 9.2.9) shall not give rise to any remedy against the Seller if the individual claim that would otherwise result from such breach is less than USD 10,000.00 (ten thousand U.S. dollars), excluding however serial damages. Furthermore, any breach(es) of any Seller's Representation(s) (except for the Seller's Representations under Section 9.2.9) shall not give rise to any remedy if the total claim(s) that would otherwise result from such breach(es) is(are) less than USD 100,000.00 (one hundred thousand U.S. dollars). It is understood that the USD 10,000.00 and USD 100,000.00 thresholds under the preceding sentences shall not be considered deductibles; instead, in the event that any such threshold is exceeded, the Purchasers shall be entitled to the remedies set forth herein for the full amount of the impact of the respective breach(es) and not just for the amount by which such impact exceeds such threshold(s).

         10.4.2 The total and combined liability of the Seller (i) for breaches of the Seller's Representations and (ii) under
                  Section 12.1 shall not exceed a maximum amount of USD 10,000,000.00 (ten million U.S. dollars). Said maximum amount shall not apply to losses arising from any breach of any of the Seller's Representations set forth in Sections 9.2.1 through 9.2.4, 9.2.6, 9.2.8 and 9.2.13. In no case, however (and whether or not there has been any breach of any of the Seller's Representations set forth in Sections 9.2.1 through 9.2.4, 9.2.6, 9.2.8 and 9.2.13), shall the total and combined liability of the Seller for breaches of the Seller's Representations exceed the Aggregate Purchase Price, except to the extent required under mandatory applicable law.

10.5     GUARANTOR'S SURETYSHIP

         10.5.1 The Guarantor hereby guarantees to the Purchasers by way of a suretyship (selbstschuldnerische Burgschaft) under Sections 765 ss. of the German Civil Code the prompt performance when due of the Seller's potential payment obligations under this Agreement (in particular, obligations to pay monetary damages to the Purchasers and/or Bally Wulff Group Entities under Sections 10.2, 11 and 12). The Purchasers shall not be required to seek payment from the Seller before seeking payment from the Guarantor.

         10.5.2   The total and combined liability of the Guarantor under this
                  Section 10.5 shall not exceed a maximum amount of USD 10,000,000.00 (ten million U.S. dollars). Said maximum amount shall not apply to losses arising from any fraudulent or willful breach by the Seller of any of the Seller's Representations or for any breach of any of the Seller's Representations set forth in Sections 9.2.1 through 9.2.4, 9.2.6, 9.2.8 and

                  9.2.13. In no case, however (and whether or not there has been any such fraudulent or willful breach or any such breach of any of the Seller's Representations set forth in Sections
                  9.2.1 through 9.2.4, 9.2.6, 9.2.8 and 9.2.13), shall the total and combined liability of the Guarantor under this Section
                  10.5 exceed the Aggregate Purchase Price, except to the extent required under mandatory applicable law.

10.6     INFORMATION AND PARTICIPATION RIGHTS

         The Purchasers shall at all times promptly inform the Seller and the Guarantor, and shall ensure that KG, Verwaltungs, Automaten and Vertriebs at all times promptly inform the Seller and the Guarantor, of any facts and circumstances which may be relevant in connection with any rights the Purchasers may assert in connection with an actual or potential breach of any of the Seller's Representations. In the event that the occurrence or financial impact or other effect of a breach of any of the Seller's Representations may depend on the outcome of any dispute with any third party or any proceeding in or initiated by any court, arbitration tribunal, governmental (including tax or social security) authority or similar body, the Purchasers shall give the Seller and the Guarantor reasonable opportunity to participate in such dispute or proceeding as reasonably directed by the Seller and shall conduct a defense in such dispute or proceeding as directed by the Seller or to the extent that an immediate action by the Purchasers or a Bally Wulff Group Entity is required because there is a case of immediate danger (Gefahr in Verzug). The Purchasers shall cause the Bally Wulff Group Entities to conduct themselves in accordance with this Section 10.6.

10.7     NO FURTHER LIABILITY

         Except as expressly set forth in this Agreement or as provided by mandatory applicable law, the Purchasers shall have no right or claim (including, without limitation, for restitution in kind, monetary damages, termination or rescission) on whatever statutory, contractual, quasi-contractual, tort or other legal basis against any Alliance Group Entity or any Alliance Group Entity's officers, employees, agents or advisers, in connection with any quality (including, without limitation, the financial, earnings and legal situation) of KG and/or Verwaltungs and/or Automaten and/or Vertriebs and/or their respective assets and/or liabilities and/or operations and/or the Sold Intercompany Loans and/or any information provided in respect of any of the above.

10.8     CONTRACT BASIS

         Based on the advice obtained from their respective legal advisers, the Seller and the Purchaser concur in their view that Section 444 of the German Civil Code does not apply to independent promises of guarantee as set forth in the Seller's Representations and that, consequently, the provisions of this Section 10.8 do not constitute exclusions (Ausschlusse) or limitations (Beschrankungen) within the meaning of Section 444 of the German Civil Code but define the contents of the Seller's Representations. The Seller is prepared to make the independent promises of guarantee set forth in the Seller's Representations only on the assumption that all provisions of this Section 10.8 are fully binding and enforceable, and the Purchaser acknowledges and agrees that it shares said assumption. The Seller and the Purchaser are in agreement that it is the contract basis (Geschaftsgrundlage) for the sale of the shares and loans hereunder that all provisions of this
         Section 10.8 are fully binding and enforceable. It is agreed, however, that even if any of the provisions of this Section 10.8 is not fully binding and enforceable, this Agreement shall not be unwound (ruckabgewickelt) but shall be adjusted (angepasst) only.

11.      TAX INDEMNITY

11.1     DEFINITION OF TAX

         TAX" or "TAXES" shall mean

                  (a) any tax or other like assessment or charge within the meaning of Section 3 of the German Tax Code (Abgabenordnung), or similar provisions under applicable foreign law tax equivalents (Steuerausgleichs- oder -umlagezahlungen in steuerlichen
                       Organschaftsverhaltnissen zwischen Bally Wulff Group Entities und Alliance Group Entities) including, without limitation, corporate income tax, trade tax, state tax, stamp duty, custom duty, registration tax, wealth tax, and any other form of taxation, levy, duty, charge, contribution, withholding or impost of whatever nature (including any related fine, penalty, surcharge or interest), further all investment grants, investment tax credit and public subsidies imposed, collected or assessed by, or payable to and

                  (b)  all social security contributions

                  imposed by any government, state or municipality or any governmental, state, social or other fiscal, revenue, customs or excise authority, body or official anywhere in the world ("TAXING AUTHORITY") or Purchasers or any Bally Wulff Group Entity is liable for.

11.2     INDEMNIFICATION

         11.2.1 The Seller shall indemnify and hold harmless the Purchasers and/or, at the election of Purchaser 1, any Bally Wulff Group Entity against any and all Taxes due and payable by any Bally Wulff Group Entity for Tax assessment periods (steuerliche

                  Veranlagungszeitraume) ending on or before June 30, 2003 including, for the purpose of this Agreement, the period beginning immediately after December 31, 2002 up to the close of business on June 30, 2003. For the determination of any indemnification claim relating to Taxes imposed upon the Purchasers or the Bally Wulff Group for a taxable period which begins on or before June 30, 2003 and ends after June 30, 2003 ("STRADDLE PERIOD"), such Taxes shall be allocated between the period beginning at the start of the first day of the Straddle Period and ending on the end of June 30, 2003 ("PRE-CLOSING STRADDLE PERIOD") and the period beginning immediately after June 30, 2003 and ending at the end of the last day of the Straddle Period. The amount of Tax attributable to the Pre-Closing Straddle Period shall be the amount of Tax to which the Bally Wulff Group would be liable if the Pre-Closing Straddle Period were a taxable period and if it were permitted to file a tax return for the purpose of the Pre-Closing Straddle Period.

         11.2.2 This shall, however, not apply to the extent, that such Tax liabilities have been paid before June 30, 2003.

         11.2.3 For claims under this Section 11.2, the limitation as set forth in Section 10.3.1 shall apply.

11.3     TAX ADVANTAGES DUE TO TIMING DIFFERENCES

         If the Seller has to indemnify the Purchasers for a Tax liability under
         Section 11.2 and such Tax liability definitively results in Tax advantages of the Bally Wulff Group or the Purchasers, the corresponding Tax advantage, discounted by a factor of 8 % per annum taking into account the date such Tax advantage reduces the Tax burden of the Bally Wulff Group, shall reduce the claim against the Seller for indemnification of the respective Tax liability if and to the extent
         (i) such Tax advantage relates to timing differences (e.g. non-deductibility of provisions and other liabilities, capitalisation of costs that entail increased expenses or depreciations, lengthening of amortisation or depreciation periods) and (ii) such Tax advantage will reduce Taxes related to Tax assessment periods prior to January 1, 2010 and (iii) the Bally Wulff Group or the Purchasers would not have received such Tax advantage but for the circumstances giving rise to a claim against the Seller for indemnification of Tax.

11.4     SETTLEMENT OF TAX LIABILITIES

         The indemnification claims set out in this Section 11.4 shall be settled by the Seller at the Purchaser's request immediately after the Tax to be indemnified for falls due.

11.5     TAX COOPERATION

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

         With respect to the Seller's responsibility for the Taxes attributable to periods prior to June 30, 2003 the Purchaser 1 shall assist and shall cause the Bally Wulff Group to assist in providing tax accounting data of the Bally Wulff Group necessary for Seller's Tax returns, including maintaining and making available to the Seller all books and records necessary in connection with Tax matters until June 30, 2003, and to keep the Seller informed as to any issue relating to Taxes which could have a bearing on the Seller's responsibility under this Agreement. The Seller shall bear its own costs. The Seller shall assist the Purchasers relating to Tax matters after June 30, 2003, it being understood that the Purchasers shall bear their own costs.

11.6     TAX DISPUTES

         Whenever any Taxing Authority asserts a claim, makes an assessment or otherwise disputes or affects the Tax reporting position of the Bally Wulff Group for taxable periods ending on or prior to June 30, 2003 (including a Pre-Closing Straddle Period), the respective Purchaser shall, upon receipt by such Purchaser or the Bally Wulff Group of notice thereof, inform the Seller thereof. The Seller shall be given the opportunity to co-operate and participate in the audit process and comment on the results of the audit. The Purchaser 1 shall procure that the respective Bally Wulff Group Entity initiates and conducts remedy proceedings as reasonably instructed by the Seller (including a representative, if any, to be named by the Seller). The costs incurred thereby (including the costs of a representative) shall be borne by the Seller. The Parties shall use their best efforts to co-operate in the execution of audits and remedy proceedings taking into consideration the present Tax accounting policy of the Bally Wulff Group. The Purchasers or any Bally Wulff Group Entity shall only settle any dispute with any Taxing Authority with the prior consent of the Seller, such consent not to be unreasonably withheld.

11.7     TAX GUARANTEE

         11.7.1 As soon as possible after the Signing Date, the Seller or the Guarantor shall provide the Purchaser 1 with a guarantee (Garantie) or suretyship (Burgschaft) from Bank of America or any other reputable bank in an amount of EUR 5,000,000.00 (five million Euros), including in the form of a guarantee or suretyship "up to a maximum of EUR 5,000,000.00" or with a similar wording, for the Purchasers and the Bally Wulff Group Entities as beneficiaries (the "BENEFICIARIES", and each of them, a "BENEFICIARY"), it being provided that such guarantee or suretyship shall be payable upon first demand and shall not require any beneficiary to seek payment from the Seller or the Guarantor before seeking payment from such bank (the "INITIAL TAX GUARANTEE"). The Initial Tax Guarantee shall secure the fulfillment of the Seller's potential payment obligations under this Section 11. The Beneficiaries shall be entitled to demand payment under the Initial Tax Guarantee only (i) directly to the respective Taxing Authority upon presentation of an assessment notice or other decree requiring a payment in at least the amount that is being claimed under the Initial Tax Guarantee or (ii) upon proof that the Beneficiaries, or any of them, have already made a payment in at least such amount to the Taxing Authority. The Initial Tax Guarantee shall not be deemed to violate the "first demand" requirement set forth in the first sentence of this Section
                  11.7.1 if it includes the limitations set forth in the preceding sentence. The Initial Tax Guarantee shall be for a term until and including at least July 31, 2015.

         11.7.2 The Seller and the Guarantor shall have the right to replace the Initial Tax Guarantee by a bank guarantee for an amount less than EUR 5,000,000.00 (five million Euros) from the same bank or another reputable bank (the "REDUCED TAX GUARANTEE") if and to the extent that the Seller and the Guarantor on the one hand and the Purchasers (or any legal successor thereof) on the other hand, acting in good faith and taking into account all relevant information (including, in particular, any tax assessment or other statement or decree from the relevant Taxing Authorities which may have been issued in the meantime), mutually determine that the realistic maximum exposure of the Bally Wulff Group for the period up to and including June 30, 2003 under the "double dip" tax issue that is currently under review by the relevant Taxing Authorities as a result of the pending tax audit for the years 1996 through 1999 is less than EUR 5,000,000.00 (five million Euros). The preceding sentence shall apply mutatis mutandis to any replacement of the Reduced Tax Guarantee by another Reduced Tax Guarantee for an amount less than the amount of the first Reduced Tax Guarantee. It is understood that, except for the reduction of the guaranteed amount, a Reduced Tax Guarantee cannot in any way deviate to the disadvantage of the Beneficiaries from the Initial Tax Guarantee or the Reduced Guarantee replaced by such Reduced Tax Guarantee. The provisions set forth in Section 11.7.1 shall apply mutatis mutandis to any Reduced Tax Guarantee.

         11.7.3 The Seller and the Guarantor shall have the right to replace the Initial Tax Guarantee or any Reduced Tax Guarantee which may be in effect from time to time by a bank guarantee from another reputable bank (a "SUBSTITUTE TAX GUARANTEE") at any time (including repeatedly), it being provided, however, that such Substitute Tax Guarantee cannot (except as set forth in Section 11.7.2) be for a lesser amount than, and cannot otherwise deviate to the disadvantage of the Beneficiaries from, the Initial Tax Guarantee or Reduced Tax Guarantee replaced by such Substitute Tax Guarantee. The provisions set forth in Section 11.7.1 shall apply mutatis mutandis to any Substitute Tax Guarantee.

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

         11.7.4 The Purchasers, KG, Verwaltungs, Automaten and Vertriebs hereby assign (abtreten) to the Seller their future repayment claims against the Taxing Authorities which may result from an overpayment or from a subsequent reduction of the initial payment obligation, and the Seller hereby accepts such assignment. Such assignment, however, is subject to the condition precedent that the Beneficiaries (or any of them) have obtained payments in at least an equal total amount under the Initial Tax Guarantee or any Reduced Tax Guarantee or any Subsequent Guarantee.

12.      SELLER'S OTHER INDEMNITIES

12.1     ENVIRONMENTAL INDEMNITY

         12.1.1 The Seller and the Guarantor shall indemnify and hold harmless the Purchasers and the Bally Wulff Group Entities from and against any and all liabilities, losses, all costs and expenses incurred in connection with (i) investigations in connection with a clean-up or (ii) clean-up or (iii) measures to remedy an danger to well-being or to health resulting from a pollution or contamination of the ground, buildings, ground water, ground air or surface water with hazardous substances on the real estate owned or used by Bally Wulff Group on any period before the Closing to the extent based on an administrative decree (Verwaltungsakt) or on a civil law claim unless such pollution or contamination was caused after the Closing.

         12.1.2   Any claims under this Section 12.1 shall be time barred five
                  (5) years after the Closing.

12.2     PAST SHAREHOLDING IN BGI

         12.2.1 The Seller and the Guarantor shall indemnify and hold harmless the Purchasers and Bally Wulff Group from and against any claims, costs and liabilities in connection with Vertriebs' past shareholding in BGI.

         12.2.2 The Seller and the Guarantor hereby irrevocably waive and shall procure a waiver of any right or claim they or any Alliance Group Entity may have under or in connection with the sale of BGI as described in recital (H) against the Purchasers or any Bally Wulff Group Entity.

12.3     INDEMNITY WITH RESPECT TO REMUNERATION OF EMPLOYEES' INVENTIONS

         12.3.1 The Seller and the Guarantor shall indemnify and hold harmless the Purchasers and the Bally Wulff Group Entities from and against any claims which will be brought against Purchasers or a Bally Wulff Group Entity for a failure of Bally Wulff Group to properly remunerate their employees for service inventions for any period ending on or before the Closing.

         12.3.2 Any claims under this Section 12.3 shall be time barred thirty-six (36) months after the Closing.

12.4     INDEMNITY WITH RESPECT TO PENDING LITIGATION

         12.4.1 The Seller and the Guarantor shall indemnify and hold harmless the Purchasers and the Bally Wulff Group Entities from and against any claims raised against any Bally Wulff Group Entity in the currently pending litigation initiated by J.K. Spielhalle GmbH.

         12.4.2   Any claims under this Section 12.4.2 shall be time barred six
                  (6) months after a final settlement or court decision.

13.      PURCHASERS' REPRESENTATIONS

13.1     PRINCIPLE

         Purchaser 1 hereby guarantees to the Seller by way of an independent promise of guarantee that the statements set forth in Section 13.2 (the "PURCHASERS' REPRESENTATIONS") are true and accurate as of the date specified therein.

13.2     PURCHASERS' REPRESENTATIONS SPECIFIED

         13.2.1 As of the Closing, the Purchasers are limited liability companies duly incorporated and validly existing under the laws of Germany.

         13.2.2 As of the Closing, the Purchasers have obtained all requisite shareholder approvals and have taken all other corporate action necessary to execute and implement this Agreement and the transactions contemplated herein. This Agreement has been duly executed on behalf of the Purchasers.

         13.2.3 As of the Closing, the execution of this Agreement does not need be notified to the German or European antitrust authorities.

13.3     NO FURTHER LIABILITY

         Except as expressly set forth in this Agreement or as provided by mandatory applicable law, the Seller and/or the Guarantor shall have no right or claim (including, without limitation, for restitution in kind, monetary damages, termination or rescission) on whatever statutory, contractual, quasi-contractual, tort or other legal basis against the Purchasers or any Bally

         Wulff Group Entity or any Bally Wulff Group Entity's officers, employees, agents or advisers, in connection with any quality (including, without limitation, the financial, earnings and legal situation) of or any other matter relating to KG and/or Verwaltungs and/or Automaten and/or Vertriebs and/or their respective assets and/or liabilities and/or operations and/or the Sold Intercompany Loans and/or any information provided in respect of any of the above.

14.      USE OF COMPANY NAME, TRADEMARKS, ETC.

14.1     COMPANY NAME

         14.1.1 As soon as reasonably feasible (but in any case within three months) after the Closing, the Purchaser 1 shall take the necessary steps to change the company names of KG and Verwaltungs such that they no longer include the word "Alliance" or any name or word derived therefrom or confusingly similar thereto.

         14.1.2 The Bally Wulff Group Entities shall not, and shall ensure (to the extent that they have the corporate influence necessary to do so) that their respective successors and affiliates from time to time do not, adopt or use a company or trade name which includes the name "Alliance" or "Bally" and/or a name or word derived therefrom or confusingly similar thereto (other than in the combination "Bally Wulff"), except for KG's and Verwaltungs' continued use of their current company names subject to Section 14.1.2. For as long as the Purchaser 1 holds a majority interest in the Bally Wulff Group, the Purchaser 1 shall not cause or allow any Bally Wulff Group Entity to violate the obligations set forth in the preceding sentence and shall ensure and hereby guarantees that the Bally Wulff Group Entities comply with such obligations.

         14.1.3 In the event that any Bally Wulff Group Entity or any successor entity thereto or any of their respective successors or affiliates from time to time should at any time after the Closing wish to engage in the Casino Business as defined below, the respective Bally Wulff Group Entity or successor entity or affiliate, as the case may be, shall:

                  (a) first change its company name such that the name "Bally" or any word or name derived therefrom or confusingly similar thereto (in each case including in combination with the name "Wulff" or any word or name derived therefrom or confusingly similar thereto) no longer appears in such name; or

                  (b) conduct the Casino Business only through an affiliate whose company or trade name does not include the name "Bally" or any word or name derived therefrom or confusingly similar thereto (in each case including in combination with the name "Wulff" or any word or name derived therefrom or confusingly similar thereto).

                  The Bally Wulff Entities shall ensure (to the extent that they have the corporate influence necessary to do so) that their respective successors or affiliates from time to time comply with the obligations set forth in the preceding sentence. The Purchaser 1 shall ensure and hereby guarantees for as long as the Purchaser 1 holds a majority interest in the Bally Wulff Group that the Bally Wulff Group Entities comply with the obligations set forth in the two preceding sentences.

         14.1.4 In the event that any Alliance Group Entity or any successor entity thereto or any of their respective affiliates from time to time should in the future wish to engage in the Wall Machine Business as defined below, the respective Alliance Group Entity or successor entity or affiliate, as the case may be, shall not do so under a company or trade name including the name "Bally" and/or "Wulff" and/or any word or name derived therefrom or confusingly similar thereto. Nothing in this Section 14.1.4 shall be construed to limit or reduce in any way the non-compete obligations of the Seller and the Guarantor as set forth in Section 15 hereof.

         14.1.5 The "CASINO BUSINESS" shall mean the business of developing, manufacturing and/or distribution of casino style gaming machines as operated in Casinos, Casino-related monitoring and other systems, as well as the owning and/or operating of Casinos. "CASINOS" shall mean (i) for the German market, Spielbanken (and not Arcades) and (ii) for markets outside of Germany, gaming centers identical or highly similar to Spielbanken (but not Arcades).

         14.1.6 The "WALL MACHINE BUSINESS" shall mean the business of developing, manufacturing and/or distribution of Wall Machines and related monitoring and other systems as well as owning and/or operating Arcades. "WALL MACHINES" shall mean (i) for the German market, machines governed by Sections 1 and 2 of the German Gaming Regulation (Spielverordnung) in the version as of the Signing Date and (ii) for markets outside of Germany, machines identical or highly similar to those machines as defined above for the German market. "ARCADE" shall mean (i) for the German market, "Spielhallen and other operations" pursuant to Section 1 para 1 No. 2 of the German Gaming Regulation and (ii) for markets outside of Germany, gaming centers which identical or highly similar to those arcades as defined above for the German market.

         14.1.7 The Seller and the Guarantor acknowledge that a continuation by Automaten and Vertriebs to do their current business under their current names does not violate any rights of the Seller or the Guarantor or any other Alliance Group Entity (including, for the avoidance of doubt, BGI), and the Purchaser 1 and the Bally Wulff Entities acknowledge that a continuation by the Alliance Group Entities (including, for the avoidance of doubt, BGI) but excluding any entity, if any, using the name and/or the trademark Bally Wulff to do business under their currently existing names does not violate any rights of the Purchaser 1 or any Bally Wulff Group Entity.

14.2     TRADEMARKS ETC.

         14.2.1 The Bally Wulff Group Entities shall not, and shall ensure (to the extent that they have the corporate influence necessary to do so) that their respective successors and affiliates from time to time do not:

                  (a) transfer or license the rights to any trademark, service mark, trade dress, product name or logo containing the name "Bally" and/or any word or name derived therefrom or confusingly similar thereto (including in the combination "Bally Wulff") to any third party which is active in the Casino Business (it being understood, however, that affiliates of the transferee or licensee may be active in the Casino Business if the transferee or licensee is prohibited from effecting an onward transfer to such affiliates and from granting such affiliates a sublicense;

                  (b) take any action to renew or extend the term of any trademark or service mark containing the name "Bally" (other than in the combination "Bally Wulff") and/or any word or name derived therefrom or confusingly similar thereto except for a renewal or extension of any mark which contains the name "Bally" only as part of the combination "Bally Wulff";

                  (c) use, acquire or apply for any new trademark, service mark, trade dress, product name or logo containing the name "Bally" (other than in the combination "Bally Wulff") and/or any word or name derived therefrom or confusingly similar thereto; or

                  (d) use, acquire or apply for any currently existing or new trademark, service mark, trade dress, product name or logo containing the name "Bally" and/or any word or name derived therefrom or confusingly similar thereto (including in the combination "Bally Wulff") for purposes of conducting Casino Business.

                  It is understood, however, that the Purchaser 1 and each Bally Wulff Group Entity shall remain entitled to take action as set forth in Section 14.2.1 (a) to (d) in the Wall Machine Business. It is further understood that the Purchaser 1 and each Bally Wulff

                  Group Entity shall remain entitled to take any action as set forth in Section 14.2.1 (a) to (d), including in connection with the Casino Business, if the respective trademark, service mark, trade dress, product name or logo contains the name "Wulff" but does not contain the name "Bally" and/or any word or name derived therefrom or confusingly similar thereto. The Bally Wulff Entities shall ensure (to the extent that they have the corporate influence necessary to do so) that their respective successors or affiliates from time to time comply with the obligations set forth in the preceding sentence. For as long as the Purchaser 1 holds a majority interest in the Bally Wulff Group, the Purchaser 1 shall ensure and hereby guarantees that the Bally Wulff Group Entities comply with the obligations set forth in the two preceding sentences.

         14.2.2 The Guarantor shall ensure and hereby guarantees that, as from the Closing, no Alliance Group Entity, no successor entity thereto, and none of their respective affiliates from time to time uses, acquires or applies for any currently existing or new trademark, service mark, trade dress, product name or logo containing the name "Bally" and/or "Wulff" in connection with the Wall Machine Business.

14.3     ARBITRATION

         If the Seller and the Guarantor on the one hand and the Purchasers and the Bally Wulff Group on the other hand disagree on whether a particular product or service constitutes Casino Business or Wall Machine Business, the respective Parties shall use their best efforts to achieve an amicable resolution of such disagreement. If the respective Parties fail to achieve such amicable resolution within thirty (30) days after such disagreement has arisen, the respective Parties shall agree on an arbitrator (Schiedsgutachter) to resolve such disagreement. The decision by the arbitrator shall be conclusive and binding on the Parties except if such decision is obviously incorrect. If the Parties fail to agree on such arbitrator, such arbitrator shall, upon the application of any of the Parties involved, be appointed by the Chamber of Industry and Commerce in Frankfurt am Main, Germany. The arbitrator shall be instructed to render his decision as soon as possible.

15.      SELLER'S AND GUARANTOR'S NON-COMPETE

         For a period of two years beginning on the Closing, the Seller and the Guarantor shall not, and the Guarantor guarantees that all other Alliance Group Entities do not, engage in, or acquire any equity interest in any entity (other than an interest of up to 10 % in the outstanding share capital of any publicly traded entity) which is active in the Wall Machine Business on the German market. Nothing in this Section 15 shall be construed to prohibit any Alliance Group Entity from engaging in, or acquiring an equity interest in any entity which engages in, any other business in or outside Germany, including, without limitation, the Casino Business.

16.      GENERAL FINANCIAL PROVISIONS

16.1     BANK FEES ETC.

         Any Party making a payment under or in connection with this Agreement shall bear any bank fees (it being understood that eventual bank fees solely charged by the banks of the respective payee shall be borne by such payee) and shall reimburse the payee for any such bank fees or other expenses charged to the payee.

16.2     DEFAULT INTEREST

         Whenever any Party is in default with any obligation under or in connection with this Agreement, such Party shall be liable (i) to compensate the creditor of such obligation for its actual loss or damage or (ii) in the case of a payment obligation, to pay to the creditor of such obligation default interest for the duration of the default at a rate of 10 % p.a. (ten percent per year), whichever is higher.

17.      TRANSITIONAL PERIOD

17.1     PRE-TRANSFER COVENANTS

         From the Signing Date until the earlier of (i) the Closing or (ii) July 31, 2003, the Seller shall cause the Bally Wulff Group Entities to conduct their businesses only in the ordinary course consistent with past practice and to use their best efforts to preserve intact their business organizations, including their assets and relationships with third parties. In particular, the Seller will not cause or permit any of the Bally Wulff Group Entities to:

                  (a) transfer, pledge or otherwise dispose of, or incur any obligation to transfer, pledge or otherwise dispose of, any share or interest in any Bally Wulff Entity change the corporate structure of the Bally Wulff Group through any merger or spin-off or other corporate reorganization or adopt or propose any change to its articles of association;

                  (b) pay any advisory or consulting fees to any Alliance Group Entity;

                  (c)  enter into any agreements with any Alliance Group Entity;

                  (d) make any Distributions to the Seller or any other Alliance Group Entity;

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

                  (e) acquire or dispose of an interest in, or incorporate or join in, any other legal entity or enter into any profit sharing agreements;

                  (f) make an expenditure for fixed assets which individually exceeds EUR 50,000.00;

                  (g) prepay or alter the terms of any borrowing or financial debt or create or incur borrowing or financial debt;

                  (h)  create, grant or issue any (i) guarantee or indemnity or
                       (ii) encumbrance, lien or any other third-party right or extend or redeem an existing encumbrance, lien or any third-party right affecting an asset, undertaking or revenue of a Bally Wulff Group Entity;

                  (i) acquire or dispose of (i) assets (other than real estate) except in the ordinary course of business or (ii) real estate, or assume or incur a liability, obligation or expense (actual or contingent) except in the ordinary course of business;

                  (j) modify the terms of employment of any director, manager or key employee; or

                  (k) do anything which would result in a breach of the Seller's Representations,

         in each case except with the prior approval of the Purchaser 1, which approval shall not be unreasonably withheld.

17.2     Purchasers Right to Access

         Purchasers and their advisors shall have the right of access to the management and employees of the Bally Wulff Group and to its books and records as from the Signing Date to the extent necessary to prepare for the conduct of the Bally Wulff Group's business for the time after the Closing. Purchasers and their advisors shall be entitled to prepare actions that Purchasers intend to take after the Closing jointly with the Bally Wulff Group's management, and the Seller shall instruct the Bally Wulff Group's management accordingly. For the avoidance of doubt, the Seller shall not be obliged to instruct the management of the Bally Wulff Group to enter into binding legal instruments of any kind. However, Seller shall instruct the management of the Bally Wulff Group to enable the Purchasers or their financing banks, if any, to enter into agreements in connection with the Purchasers' obligation to pay the Aggregate Purchase Price, which agreements, however, shall be subject to the condition precedent that the Closing occurs, except if the Seller waives this requirement for a condition.

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

18.      TRANSACTION COSTS

         Each Party shall bear the costs of its own advisers incurred in connection with the preparation, negotiation, execution, and consummation of this Agreement. The fees for the notarization of this Agreement shall be borne by the Purchaser 1. The Seller shall not be liable for any real estate transfer Tax.

19.      CONFIDENTIALITY; PUBLIC ANNOUNCEMENTS

19.1     CONFIDENTIALITY

         The Parties shall keep confidential any and all information which has become known to them in connection with the preparation of this Agreement in reference to the respective other party and its affiliates, except to the extent that the relevant facts are publicly known or disclosure is legally required.

19.2     PUBLIC ANNOUNCEMENT

         The Parties shall consult with each other on the wording of any press release or similar public announcement to be made with respect to the transactions contemplated in this Agreement.

20.      NOTICES

         All notices and other communications hereunder shall be in writing or by facsimile and shall be made to the following addresses or any other address specified by the respective Party:

                  (a)  if to the Seller or the Guarantor:

                        Alliance Gaming Corporation
                        Attn.: General Counsel
                        6601 South Bermuda Road
                        Las Vegas, NV 89119-3605
                        U.S.A.

                        with a copy to:

                        Freshfields Bruckhaus Deringer
                        Attn.: Alfried Heidbrink and Ulf Renzenbrink
                        Potsdamer Platz 1
                        10785 Berlin
                        Germany

                        Fax: +49 - 30 - 202 83 766

                  (b)  if to the Purchasers:

                        [to be inserted]

                        with a copy to:

                        Orlando Management GmbH
                        Attn: Hans Gottwald
                        Am Platzl 4
                        80331 Munchen
                        Germany

                        Fax: +49 - 89 - 299 00 48 99

                        with a further copy to:

                        Clifford Chance Punder
                        Attn.: Frank Becker and Mario Schmidt
                        Mainzer Landstrasse 46
                        60325 Frankfurt am Main
                        Germany

                        Fax: +49 - 69 - 71 99 4000.

21.      GOVERNING LAW; JURISDICTION

21.1     GOVERNING LAW

         This Agreement shall be governed by and construed in accordance with the laws of Germany.

21.2     JURISDICTION

         The courts in and for Frankfurt am Main, Germany, shall have exclusive jurisdiction for any dispute arising under or in connection with this Agreement.

22.      MISCELLANEOUS

22.1     ENTIRE AGREEMENT

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

         This Agreement constitutes the entire agreement, and supersedes and replaces all prior agreements and understandings, whether written or oral, among the parties with respect to the subject matter hereof, including, without limitation, the Term Sheet.

22.2     INTERPRETATION

         22.2.1 The headings of the sections and subsections contained herein are for convenience and reference purposes only and shall not affect the meaning or construction of any of the provisions hereof.

         22.2.2 Except as expressly otherwise provided herein, any reference in this Agreement to a "Section" or "Sections" shall be construed so as to refer to the Sections of this Agreement.

22.3     PURCHASER 1'S ELECTION RIGHT

         If any Purchaser is under this Agreement entitled to any claim against Seller or the Guarantor, Purchaser 1 may at its sole discretion, request payment to any Bally Wulff Group Entity.

22.4     LANGUAGE

         This Agreement is written in the English language. Any translation of this Agreement shall be for convenience only, and whenever there is a discrepancy between the English version and any such translation, the English version shall prevail. The preceding sentence notwithstanding, terms to which a German translation has been added shall be interpreted throughout this Agreement in the meaning assigned to them by the German translation.

22.5     SEVERABILITY

         In the event that any provision of this Agreement is or becomes void or unenforceable, the remainder of this Agreement shall continue in full force and effect, and the parties shall promptly agree to replace such void or unenforceable provision with the valid and enforceable provision that achieves, to the maximum extent possible, the economic intent and purpose of such void or unenforceable provision. The preceding sentence shall also apply if the invalidity or unenforceability is based on the duration or amount of an obligation set forth herein.

22.6     WRITTEN FORM

         Any amendment or supplement to this Agreement shall be legally binding only if made in writing or, if required under applicable law, recorded in a notarial deed.

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

IN WITNESS WHEREOF this Deed including the Exhibits has been read aloud to the persons appearing. The persons appearing then confirmed and approved this Deed and all Exhibits and signed this Deed in their own hands as set out below. All this was done at the day here below written in the presence of me, the Notary Public, who also signed this Deed and affixed my official seal.

Basel, this 30th (thirtieth) day of June 2003 (two thousand and three).

         A.Prot. 2003/______

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